Exhibit 99.2

FORM OF PROXY CARD FOR

AMERICAN PHYSICIANS INSURANCE EXCHANGE SPECIAL MEETING

PROXY SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SUBSCRIBERS TO BE HELD                     , 2007

The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Subscribers of American Physicians Insurance Exchange (the “Company”) to be held on                     , 2007 and the Proxy Statement in connection therewith, each dated                     , 2007; (b) appoints Norris C. Knight, Jr., M.D. and William J. Peche, M.D., or either of them, as Proxies, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and cast, as designated on the reverse, his or her vote as a subscriber of record of the Company on June 1, 2007, that the undersigned would be entitled to vote if personally present on the matters listed below and in their discretion upon such other business as may properly come before the Special Meeting of Subscribers of the Company to be held                     , 2007, and at any adjournment(s) or postponement(s) thereof; and (d) revokes any proxies heretofore given.

(Continued and to be signed on reverse side.)

SPECIAL MEETING OF SUBSCRIBERS OF

AMERICAN PHYSICIANS INSURANCE EXCHANGE

________ __, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 3.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. On the question of a proposal to approve and adopt the Plan of Conversion of the Company, pursuant to which the Company will be converted from a Texas reciprocal insurance exchange into a Texas stock insurance company called American Physicians Insurance Company (APIC), which Plan of Conversion includes the form of the articles of incorporation of APIC;	☐	☐	☐
2. On the question of a proposal to approve and adopt the merger of a wholly owned subsidiary of American Physicians Service Group Inc., a Texas corporation, (APSG) with and into APIC, with APIC becoming a wholly owned subsidiary of APSG as a result of the transactions contemplated by the Plan of Conversion and Merger Agreement and Plan of Merger, dated June 1, 2006, as amended:	☐	☐	☐
3. On the question of whether to allow a possible adjournment, postponement, continuation or rescheduling of the special meeting for the purpose of allowing additional time to solicit additional votes or proxies in favor of approving the conversion and the merger:	☐	☐	☐

Please note that neither the conversion (Proposal 1) nor the merger (Proposal 2) will take effect unless both Proposals are approved. The plan of conversion is contingent upon approval of the merger, and the merger is contingent upon approval of the plan of conversion. The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.